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                                                                     EXHIBIT 21

                             GoodMark Foods, Inc.
                                 Subsidiaries


     Name                                     State of Incorporation
     ----                                     ----------------------

(1)  Specialty Snacks, Inc.                   Pennsylvania

(2)  Acme Foods Company                       Maryland

(3)  GoodMark Foreign Sales
       Corporation, Inc.                      U.S. Virgin Islands

(4)  GFI Holdings, Inc.                       California